EXHIBIT 10.87


                         LOAN AGREEMENT

     The Parties to this Loan Agreement, dated February 10, 1996.

     North China Power Group Company (hereinafter referred to as "Party A"), and Tangshan Panda Heat and Power Co., Ltd. ("Panda") and Tangshan Pan-Western Heat and Power Co., Ltd. ("Pan-Western") (collectively referred to as "Party B"). Party A and Party B are collectively referred to as the "Parties." Panda has been appointed agent of Pan-Western to act on behalf of Pan-Western for all matters under this Loan Agreement.

     The Parties have entered into a General Interconnection Agreement dated September 22, 1995 (the "General Interconnection Agreement") and the Sub-Agreements described therein. This Loan Agreement is subject to and complies with the "Approval Notice on the Interconnection System Design Hearing of the Luannan Heat and Power Plant" (Document - Huabeidianshe [1995] No. 65 dated July 13, 1995 issued by North China Electric Power Administration of the Ministry of Electric Power) and "Approval Comments on the Scope of Work of the 110 kV Transmission and Substation System
for 2 x 50 MW Units of the Luannan Heat and Power Plant" (Document - Huabeidianshe [1995] No. 75 dated August 24, 1995 issued by Party A) (collectively the "Approvals"). Copies of such Approvals are attached hereto.

     The Parties agree as follows:

1. Party B shall lend to Party A, and Party A shall borrow from Party B, the U.S. dollar equivalent of RMB Yuan 78,218,000 adjusted by the change in the Price Index for Investment determined by the State Planning Commission from December 31, 1994 to the date of issuance of the Notice to Proceed with Preliminary Design (the "Total Construction Cost"). The RMB Yuan amount shall be converted into U.S. dollars on the date of the applicable loan advance at the then prevailing exchange rate as quoted by State Administration for Foreign Exchange Control. The proceeds of such loan shall be used solely to pay the cost of the "Work" as described in the Construction Agreement dated as the date hereof between the Parties (the "Construction Agreement"). Evidence of such usage shall be presented to Party B by Party A at the request of Party B.

2. Party B shall make loan advances to Party A in accordance with the following schedule:

     (i) 10% of the Total Construction Cost on the date Party B gives Party A the Notice to Proceed with Preliminary Design under the Construction Agreement.

     (ii) 50% of the Total Construction Cost six (6) months after
Party  B  gives  Party A the Notice to Proceed  with  Preliminary
Design.

     (iii)  30% of the Total Construction Cost twelve (12) months
after  Party  B  gives  Party  A  the  Notice  to  Proceed   with
Preliminary Design.

     (iv) 10% of the Total Construction Cost upon completion of the Facilities.

3. All loans made under this Loan Agreement by Party B to Party A shall accrue and pay interest (from each date advanced) at the actual rate of interest charges by international lenders to Party B (excluding commitment and other fees), which interest rate shall not exceed 10% simple interest per annum. Principal and interest on all outstanding amounts shall be amortized over a period of ten (10) years in 20 equal consecutive semi-annual payments commencing on the September 30th or March 31st immediately following the Commercial Operation Date of both Power Plants (the "Repayment Commencement Date"). Starting on the Repayment Commencement Date and each September 30th or March 31st thereafter, semi-annual payments of principal and interest shall be due and payable on or before each September 30th or March 31st (or the next business day thereafter if such date is a Saturday, Sunday or legal holiday recognized by the Central Bank in the People's Republic of China). Payments shall be made by Party A in U.S. dollars and in immediately available funds (or other method of payment acceptable to Party B) to a foreign exchange account located in the People's Republic of China designated by Party B. A preliminary estimate of payments on the loan amount is attached hereto based on a cost of RMB Yuan 78,218,000 and a simple interest rate of 12% as a reference only. This estimate will change due to actual changes in cost, interest rate or other assumptions. In the event Party A is unable to borrow and repay loan amounts in U.S. dollars (after making its best efforts to obtain approvals for U.S. dollar borrowing), the Parties agree to permit Party A to borrow and repay amounts in RMB Yuan. In the event of the latter case of RMB Yuan loans, the Parties agree to meet and negotiate in good faith for an equitable allocation of the exchange rate risk.

4.   Liability for Breach of Contract.

4.1 Any amounts not paid when due shall bear default interest from the date due at a rate of 18% per annum until paid. Party A shall pay or reimburse Party B for all its reasonable costs for the collection of any amounts past due hereunder (including attorney's fees).

4.2 Party A shall notify Party B at least 15 days before the date of any advance. In the event that Party B fails to make any advance (excluding amounts disputed in good faith) within 15 days after the date such advance is due, Party A may suspend performance of its work under the Construction Agreement until such advance is made and be entitled to schedule relief and damages for all direct losses from such delay from Party B.

5.    This  Loan  Agreement and the construction Agreement  shall
constitute   Sub-Agreements  under  the  General  Interconnection
Agreement signed between the Parties on September 22, 1995.

      IN WITNESS WHEROF, the Parties, intending to be legally bound, have caused this Loan Agreement to be signed by their duly authorized representatives, as of the day and year above written.

Legal Representative of Party A
North China Power Group Company


BY: ____________________________
Name:
Title:

Legal Representative of Party B
Tangshan Panda Heat and Power Co. Ltd.


BY: ____________________________
Name:
Title:

Tangshan Pan-Western Heat and Power Co Ltd.


BY: ____________________________
Name:
Title: